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                                                                    EXHIBIT 23.2

                     [Consent of PricewaterhouseCoopers LLP]


           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ArQule, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 27, 2000 relating to the financial statements, which appears in ArQule, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" included in the Registration Statement (Form S-3 No. 333-48358) declared effective on November 15, 2000, and related Prospectus of ArQule, Inc.

                                      /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
November 15, 2000

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